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                                                                   EXHIBIT NO. 2








                          MOTIVEPOWER INDUSTRIES, INC.

                                     BY-LAWS












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                          MOTIVEPOWER INDUSTRIES, INC.

                                     BY-LAWS

                                TABLE OF CONTENTS


STOCKHOLDER'S MEETINGS........................................................................................1

             1.       Time and Place of Meetings..............................................................1
             2.       Annual Meeting..........................................................................1
             3.       Special Meetings........................................................................1
             4.       Notice of Meetings......................................................................1
             5.       Inspectors..............................................................................1
             6.       Quorum..................................................................................2
             7.       Voting..................................................................................2
             8.       Order of Business.......................................................................2

DIRECTORS             ........................................................................................4

             9.       Function................................................................................4
             10.      Number, Election, and Terms.............................................................4
             11.      Vacancies and Newly Created Directorship................................................4
             12.      Removal.................................................................................5
             13.      Nominations of Directors; Election......................................................5
             14.      Resignation.............................................................................6
             15.      Regular Meetings........................................................................6
             16.      Special Meetings........................................................................6
             17.      Quorum..................................................................................6
             18.      Participation in Meetings by Telephone Conference.......................................6
             19.      Committees..............................................................................6
             20.      Compensation............................................................................7
             21.      Rules...................................................................................7

NOTICES               ........................................................................................8

             22.      Generally...............................................................................8
             23.      Waivers.................................................................................8

OFFICERS              ........................................................................................8

             24.      Generally...............................................................................8
             25.      Compensation............................................................................8
             26.      Succession..............................................................................9
             27.      Authority and Duties................................................................... 9


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
STOCK                 ....................................................................................... 9

             28.      Certificates........................................................................... 9
             29.      Classes of Stock....................................................................... 9
             30.      Lost, Stolen, or Destroyed Certificates................................................ 9
             31.      Record Dates...........................................................................10

INDEMNIFICATION       .......................................................................................10

             32.      Damages and Expenses...................................................................10
             33.      Insurance, Contracts, and Funding......................................................11

GENERAL               .......................................................................................11

             34.      Fiscal Year............................................................................11
             35.      Seal...................................................................................11
             36.      Reliance upon Books, Reports, and Records..............................................11
             37.      Time Periods...........................................................................12
             38.      Amendments.............................................................................12
             39.      Certain Defined Terms..................................................................12



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                          MOTIVEPOWER INDUSTRIES, INC.

                                     BY-LAWS

                             STOCKHOLDERS' MEETINGS


                  1. Time and Place of Meetings. All meetings of the shareholders for the election of Directors or for any other purpose will be held at such time and place, within or without the Commonwealth of Pennsylvania, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

                  2. Annual Meeting. An annual meeting of the shareholders will be held at such date and time as may be designated from time to time by the Board, at which meeting the shareholders will elect by a plurality vote the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting in accordance with By-Law 8.

                  3. Special Meetings. Special meetings of the shareholders may be called only by (i) the Chairman and (ii) the Secretary within 10 calendar days after receipt of the written request of a majority of the Whole Board. Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock, if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation.

                  4. Notice of Meetings. Written notice of every meeting of the shareholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

                  5. Inspectors. The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the shareholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no


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inspector or alternate is able to act at a meeting of shareholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

                  6. Quorum. Except as otherwise provided by law or in a Preferred Stock Designation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the shareholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

                  7. Voting. Except as otherwise provided by law, by the Certificate of Incorporation, or in a Preferred Stock Designation, each shareholder will be entitled at every meeting of the shareholders to one vote for each share of stock having voting power standing in the name of such shareholder on the books of the Company on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these By-Laws or unless the Chairman or the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the shareholders, except in the election of Directors or as otherwise provided in these By-Laws, the Articles of Incorporation, a Preferred Stock Designation, or by law.

                  8. Order of Business. (a) The Chairman, or such other officer of the Company designated by a majority of the Whole Board, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders' meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.


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                  (b) At any annual meeting of the shareholders, only such
business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with By-Law 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Company in accordance with By-Law 8(c).

                  (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these By-Laws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company's books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law B(c). For purposes of this By-Law 8(c) and By-Law 13, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders. Nothing in this By-Law 8(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, an amended.

                  (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman or a majority of the Whole Board in accordance with


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By-Law 4 or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

                  (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this By-Law 8 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                    DIRECTORS

                  9. Function. The business and affairs of the Company will be managed under the direction of its Board.

                  10. Number, Election, and Terms. (a) Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and to the minimum and maximum number of authorized Directors provided in the Articles of Incorporation, the authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Articles of Incorporation.

                  (b) Notwithstanding anything contained in the Articles of Incorporation or these By-Laws to the contrary, the term of any Director who is also an officer of the Company will terminate automatically, without any further action on the part of the Board or such Director, upon the termination for any reason of such Director in his or her capacity as an officer of the Company. Notwithstanding anything contained in the Articles of Incorporation or these By-Laws to the contrary, the affirmative vote of at least 66-23% of the Directors then in office will be required to amend, repeal, or adopt any provision inconsistent with this By-Law 10(b).

                  11. Vacancies and Newly Created Directorships. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director; provided, however, that at the sole option of the Board, effected by a resolution of the Board of Directors, one or more such vacancies or newly created directorships may be filled by the shareholders at a meeting of the shareholders called by the Board of Directors. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.


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                  12. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the shareholders only for cause and only in the manner provided in the Articles of Incorporation and, if applicable, any amendment to this By-Law 12.

                  13. Nominations of Directors: Election. (a) Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, only persons who are nominated in accordance with the following procedures will be eligible for election at a meeting of shareholders as Directors of the Company.

                  (b) Nominations of persons for election as Directors of the Company may be made only at an annual meeting of shareholders (i) by or at the direction of the Board or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this By-Law 13, who is entitled to vote for the election of Directors at such meeting, and who complies with the procedures set forth in this By-Law 13. All nominations by shareholders must be made pursuant to timely notice in proper written form to the Secretary.

                  (c) To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days prior to the annual meeting of shareholders; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received no later than the close of business on the 10th calendar day following the day an which public announcement is first made of the date of the annual meeting. To be in proper written form, such shareholder's notice must set forth or include (i) the name and address, as they appear on the Company's books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) a representation that the shareholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of stock of the Company owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any on whose behalf the nomination is made; (iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice,
(B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice; (v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (vi) the signed consent of each nominee to serve as a Director of the Company if so elected. At the request of the Board, any person nominated by the Board for election as a Director must furnish to the Secretary that information required to be set forth in a

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shareholder's notice of nomination which pertains to the nominee. The presiding officer of any annual meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this By-Law 13, and if he or she should so determine, he or she will so declare to the meeting and the defective nomination will be disregarded. A shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this ByLaw 13.

                  14. Resignation. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

                  15. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the Commonwealth of Pennsylvania as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

                  16. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President in like manner and on like notice on the written request of three or more Directors. Special meetings of the Board may be held at such time and place either within or without the Commonwealth of Pennsylvania as is determined by the Board or specified in the notice of any such meeting.

                  17. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these ByLaws or the Articles of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

                  18. Participation in Meetings by Telephone Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

                  19. Committees. (a) The Board, by resolution passed by a majority of the Whole Board, will designate an executive and finance committee ("Executive and Finance Committee") of not less than three members of the Board, one of whom will be the Chairman.


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The Executive and Finance Committee will have and may exercise the powers of the
Board, except the power to amend these By-Laws or the Articles of Incorporation (except, to the extent authorized by a resolution of the Whole Board, to fix the designation, preferences, and other terms of any series of Preferred Stock), adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend, or recommend to the shareholders the sale, lease, or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company, or a revocation of a dissolution, and except an otherwise provided by law.

                  (b) The Board, by resolution passed by a majority of the Whole Board, may designate one or more additional committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

                  (c) The Executive and Finance Committee and each other committee of the Board will serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (d) Except as otherwise provided in these By-Laws or by law, any committee of the Board, to the extent provided in By-Law 19(a) or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Company. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board. Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

                  20. Compensation. The Board may establish the compensation for, and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Company or any of its majority-owned subsidiaries.

                  21. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Company.


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




                                     NOTICES

                  22. Generally. Except as otherwise provided by law, these By-Laws, or the Articles of Incorporation, whenever by law or under the provisions of the Articles of Incorporation or these By-Laws notice in required to be given to any Director or shareholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at the address of such Director or shareholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, or similar medium of communication or as otherwise nay be permitted by these By-Laws.

                  23. Waivers. Whenever any notice is required to be given by law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction, of any business because the meeting is not lawfully called or convened.


                                    OFFICERS

                  24. Generally. The officers of the Company will be elected by the Board and will consist of a Chairman, a Chief Executive Officer, a President (who may also be the Chief Executive Officer), a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen (which Vice Chairman for all purposes shall possess all the rights and powers of the Chairman), one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman, or the President to appoint any person to any office other than Chairman, President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Company or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

                  25. Compensation. The compensation of all officers and agents of the Company who are also Directors of the Company will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Company to an officer of the Company.

                  26. Succession. The officers of the Company will hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Company may be filled by the Board or by the Chairman as provided in By-Law 24.

                  27. Authority and Duties. Each of the officers of the Company will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.


                                      STOCK

                  28. Certificates. Certificates representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Company, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Company by the Chairman and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Company. Any or all of the signatures and the seal of the Company, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

                  29. Classes of Stock. The designations, preferences, and relative participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions thereof, will be set forth in full or summarized on the face or back of the certificates which the Company issues to represent its stock or, in lieu thereof, such certificates will set forth the office of the Company from which the holders of certificates may obtain a copy of such information.

                  30. Lost, Stolen, or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen, or destroyed certificate or certificates to give the Company a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate.


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



                  31. Record Dates. (a) In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  (b) In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

                  (c) The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law.


                                 INDEMNIFICATION

                  32. Damages and Expenses. (a) Without limiting the generality or effect of Article Ninth of the Articles of Incorporation, the Company will go the fullest extent permitted by applicable law as then in effect indemnify any person (an "Indemnitee") who is or was involved in any manner (including without limitation as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including without limitation any action, suit, or proceeding by or in the right of the Company to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was or had agreed to become a director, officer, employee, or agent of the Company, or is or was serving at the request of the Board or an officer of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not for profit, or anything done or not by such person in any such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. Such indemnification will be a contract right and will include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking by


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



or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this By-Law 32 or otherwise.

                  (b) The right of indemnification provided in this By-Law 32 will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled and will be applicable to Proceedings commenced or continuing after the adoption of this By-Law 32, whether arising from acts or emissions occurring before or after such adoption.

                  (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this By-Law 32 shall, unless otherwise provided when authorized or ratified, continue as to a person-who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                  33. Insurance, Contracts, and Funding. The Company may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines, and amounts paid in settlement or incurred by any Indemnitee in connection with any Proceeding referred to in By-Law 32 or otherwise, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any person entitled to indemnification under By-Law 32 or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in By-Law 32.


                                     GENERAL

                  34. Fiscal Year. The fiscal year of the Company will end December 31st of each year or such other date as may be fixed from time to time by the Board.

                  35. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  36. Reliance upon Books, Reports, and Records. Each Director, each member of a committee designated by the Board, and each officer of the Company will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.


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


                  37. Time Periods. In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

                  38. Amendments. Except as otherwise provided by law or by the Articles of Incorporation or these By-Laws, these By-Laws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of shareholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the shareholders.

                  39. Certain Defined Terms. Terms used herein with initial capital-letters that are not otherwise defined are used herein as defined in the Articles of Incorporation.


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